Exhibit 99.2
Property Information:santa monica, california sheraton delfinaAcquisition Price:Location:Acquired:Rooms:Type:Built:Conversion/Expansion/Renovation:$102.8M ($331K per room)Santa Monica, CA November 19, 2010310Upper-Upscale, Full-Service19691972; 1984; 2005Estimated Discount to Replacement Cost:2009 Occupancy2009 ADR:Forward 12-Month Cap Rate (Projected NOI) (1) :Historic Performance and Valuation:(1) Based on previously disclosed forecasted net operating income after capital reserves25% — 30%81%$1796.2% — 6.7%Property Amenities:?310 boutique-style guest rooms, including 11 suites?Two-story Cabana building houses the 11 suites and overlooks the pool?Over 10,000 SF meeting space spread across 7 rooms, including a 4,500SF ballroom that represents Santa Monica¡¯s only penthouse meeting space?Two food and beverage outlets?Heated swimming pool with pool-side food and beverage service?Business center and fitness center?Valet parking and self parking in 298 spaces specifically for the hotel¡¯s use?Managed by Viceroy Hotel GroupHotels MapMarker Rooms YearOpenedSheraton Delfina 310 1972Preferred Huntley Santa Monica Beach 1 204 1965Doubletree Santa Monica 2 253 1990Marriott Marina Del Rey 3 370 1982Competitive Set:Market Highlights:Market Overview:?Santa Monica has a premier employment base with highly desirable residentialand office markets and has seen considerable growth in the last 5-10 years.?The Santa Monica office market has over 15 million square feet of office spaceand over 8 million square feet of Class ¡°A¡± space with some of the highestrates in Los Angeles County and the United States.?The market has shown strong growth and recovery coming out of economicMarriott JW Le Merigot Hotel & Spa 4 175 1999Demand Generators: Total (excluding the Sheraton Delfina) 1,002?World-renowned shopping and dining:- Santa Monica Beach/Pier- Third Street Promenade- Santa Monica Place- Main Street and Mid-City- Santa Monica Farmer¡¯s MarketOcean Parkdownturns, with RevPAR increasing over 20% since the 2002 trough.21- — Pico Boulevard?Santa Monica Civic Center- Santa Monica Civic Auditorium- Santa Monica City Hall?LAX Airport and Santa Monica Airport- LAX is ranked 6th for passengervolume in the world?Strong, growing corporate base thatincludes significant concentrations in4ADR ($) RevPAR ($) Occupancy (%)Santa Monica Market Operating Performance2000 2009 ADR CAGR 1 9% 2000 2009 R PAR CAGR 0 6%the following areas:- Entertainment/Media- Financial/Legal/Real Estate- Technology (Google & Yahoo)- Advertising70%72%74%76%78%80%$100$130$160$190$220$250 2000-CAGR: 1.9% 2000-RevPAR CAGR: 0.6%Strengths Opportunities?Extremely high barriers to entry ?Repositioning possibilities?New and significant economic drivers from guestroom renovation?High-demand leisure and corporate ?Improved cash flow throughmeeting market asset management?Contemporary designD i bl i ti3Investment Highlights:?Desirable, unique meeting space?Competitive set continues to operatewith strong occupancy0This summary information sheet contains certain “forward-looking” statements relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs,assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use thewords “projected,” “expected,” and “estimated” or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private SecuritiesLitigation Reform Act of 1995. All information on this sheet is as of November 19, 2010. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website atwww.pebblebrookhotels.com